EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 14, 2000, included in this Form 11-K into the Company's previously filed Registration Statements on Forms S-8 filed on March 23, 1999, (File No. 333-74867) and July 31, 1998, (File No. 333-60263).

ARTHUR ANDERSEN LLP


Houston, Texas
June 28, 2000